EXHIBIT 10.3

MICROCHIP TECHNOLOGY INCORPORATED

DISCRETIONARY EXECUTIVE MANAGEMENT INCENTIVE
COMPENSATION PLAN

1. Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to: (1) perform to the best of their abilities, and (2) achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of Company performance goals, achievement of individual performance goals, retention-based bonuses, or nonrecurring awards for performance beyond that expected.

2. Definitions.

(a) “Award” means, with respect to each Participant, the award determined by the Committee pursuant to Section 5(a) below for a Performance Period.

(b)“Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Company’s Board, or a sub-committee of the Compensation Committee, which shall consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m) of the Code.

(e) “Company” means Microchip Technology Incorporated or any of its subsidiaries (as such term is defined in Code Section 424(f)).

(f)“Participant” means an executive officer of the Company participating in the Plan for a Performance Period.

(g)“Performance Period” means any Company fiscal quarter or fiscal year, or such other longer period but not in excess of five fiscal years, as determined in the Committee’s discretion.

(h)“Plan” means this Discretionary Executive Management Incentive Compensation Plan.

3. Plan Administration.

(a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

(i) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

(ii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

(iii) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4. Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be executive officers of the Company who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

5. Determination of Awards; Award Payment.

(a) Determination of Awards. The Company’s Chief Executive Officer shall provide the Committee with recommendations as to the executive officers that should participate in the Plan for that Performance Period, and the Award to be allocated to each such officer other than the Chief Executive Officer. The Committee shall have complete authority to accept, modify or reject such recommendations, or to eliminate the Awards entirely. The Committee may in its sole discretion determine an Awards under the Plan for the Company’s Chief Executive Officer. Awards may be a specific dollar amount, or a percentage of base salary.

(b) Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Unless otherwise approved by the Committee, a Participant needs to be employed by the Company from the beginning of the applicable Performance Period through the Award payment date to receive an Award payout hereunder.

(c) Form of Distributions. All Awards shall be distributed to the Participants in cash.

(d) Deferral. The Committee may defer payment of Awards, or any portion thereof, to Participants as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

6. Term of Plan. The Plan shall become effective October 1, 2006. The Plan shall continue until terminated under Section 7 of the Plan.

7. Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted. To the extent necessary or advisable under applicable law, Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

8. Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

9. At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of or the Company may terminate the employment relationship at any time and for any reason or no reason.

10. Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

12. Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

13. Governing Law. The Plan shall be governed by the laws of the State of Arizona, without regard to conflicts of law provisions thereunder.